EXHIBIT 3.2

VIRAGE LOGIC CORPORATION

a Delaware Corporation

AMENDED AND RESTATED BYLAWS

As Amended and Restated on March 7, 2008

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VIRAGE LOGIC CORPORATION

AMENDED AND RESTATED

BYLAWS

AS AMENDED AND RESTATED ON MARCH 7, 2008

ARTICLE I.

STOCKHOLDERS

SECTION 1. ANNUAL MEETING.

(1) An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix.

(2) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in Article I of these bylaws, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Article I of these bylaws.

(3) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section (1)(2)(c) of these bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 days prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the date contemplated at the time of the previous year’s proxy statement or if the Corporation did not hold an annual meeting in the previous year, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, under any law, rule or regulation applicable to the Corporation, including pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner,(ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice, (iv) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Corporation entitled to vote required to elect such nominee or nominees, and (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons name in the notice. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director must furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination that pertains to the nominee. The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 1(3), and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded.

(4) Notwithstanding anything in the second sentence of paragraph (3) of this Section 1 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by Article I of these bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(5) Only such persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these bylaws. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these bylaws. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, to declare that such defective proposed business or nomination shall be disregarded.

(6) For purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

(7) Notwithstanding the foregoing provisions of Article I of these bylaws a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article. Nothing in these bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

SECTION 2. SPECIAL MEETINGS.

Special meetings of the stockholders, other than those required by statute, may be called at any time by the President or Chairman of the Board, by the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors and by the holders of not less than twenty five percent of all the shares entitled to cast votes at the meeting. The Board of Directors may postpone or reschedule any previously scheduled special meeting.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

SECTION 3. NOTICE OF MEETINGS.

Written notice of every meeting of the stockholders, stating the place, date, time, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of special meetings, the purpose or purposes for which the meeting is called, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or, as required from time to time by the Delaware General Corporation Law (“DGCL”) or the Certificate of Incorporation of the Corporation.

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SECTION 4. QUORUM.

Except as otherwise provided by law or in any certificate of designation for any series of preferred stock of the Corporation, as the case may be, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum at all meetings of the stockholders for all purposes. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to the vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date, or time.

SECTION 5. ORGANIZATION.

Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the Chief Executive Officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

SECTION 6. CONDUCT OF BUSINESS.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman shall have the power to adjourn the meeting to another place, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

SECTION 7. PROXIES AND VOTING.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Every proxy must be authorized in a manner permitted by Section 212 of the DGCL (or any successor provision). Without affecting any vote previously taken, a stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, by revoking the proxy by giving notice to the Secretary of the Corporation, or by a later appointment of a proxy. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

The Board of Directors may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the officer presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by the Certificate of Incorporation, these bylaws or by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

SECTION 8. STOCK LIST.

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE II.

BOARD OF DIRECTORS

SECTION 1. NUMBER, ELECTION AND TERM OF DIRECTORS.

Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the authorized number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors then in office.

SECTION 2. NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

Subject to applicable law and to the rights, if any, of the holders of any series of preferred stock to elect additional directors under circumstances specified in a certificate of designation for such series of preferred stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office (and not by stockholders), even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

SECTION 3. REGULAR MEETINGS.

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

SECTION 4. SPECIAL MEETINGS.

Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by two or more directors then in office and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five days before the meeting or by courier, telephone, facsimile, electronic transmission, or similar medium of communication not less than 24 hours before the meeting. Special meetings of the Board of Directors may be held at such time and place either within or without the State of Delaware as is determined by the Board of Directors or specified in the notice of any such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

SECTION 5. QUORUM.

At any meeting of the Board of Directors, a majority of the total number of the whole Board of Directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof, until a quorum is present.

SECTION 6. PARTICIPATION IN MEETINGS BY REMOTE COMMUNICATIONS; ACTIONS BY WRITTEN CONSENT

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes or proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 7. CONDUCT OF BUSINESS.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

SECTION 8. POWERS.

(1) The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation pursuant to the DGCL or the Certificate of Incorporation.

SECTION 9. COMPENSATION OF DIRECTORS.

Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at the meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 10. RESIGNATION.

Any director may resign at any time by giving notice in writing or by electronic transmission of his or her resignation to the Chairman of the Board or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such notice.

ARTICLE III.

COMMITTEES

SECTION 1. COMMITTEES OF THE BOARD OF DIRECTORS.

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of any committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopt an agreement of merger or consolidation under Sections 251 or 252 of the DGCL, recommend to the stockholders the sale, lease or exchange, of all or substantially all of the corporation’s property and assets, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amend the bylaws of the corporation; and, unless a resolution adopted by the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.

SECTION 2. CONDUCT OF BUSINESS.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required bylaw. Adequate provision shall be made for notice to members of all meetings, which notice may be by courier, telephone, facsimile, electronic transmission or similar medium of communication; a majority of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present, or, in the case where only one (1) member is present and constitutes a quorum, by sole vote. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the consent or consents are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV.

OFFICERS

SECTION 1. GENERALLY.

The officers of the corporation shall consist of a Chief Executive Officer or President, one or more Vice Presidents, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, such other officers as may from time to time be appointed by the Board of Directors or, by any officer specifically authorized to appoint officers by a resolution of the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The salaries of officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officers as may be designated by resolution of the Board.

SECTION 2. PRESIDENT AND CHIEF EXECUTIVE OFFICER.

The Chief Executive Officer, or in the absence of the Chief Executive Officer, the President, shall, subject to the provisions of these bylaws and to the direction of the Board of Directors, have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation. If the offices of Chief Executive Officer and President are held by different individuals, the President shall have such other powers and duties as may be delegated to him or her by the Board of Directors.

SECTION 3. VICE PRESIDENT.

Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One Vice President shall be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

SECTION 4. CHIEF FINANCIAL OFFICER.

The Chief Financial Officer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Chief Financial Officer shall also perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 5. SECRETARY.

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 6. DELEGATION OF AUTHORITY.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

SECTION 7. REMOVAL.

Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors or, in the case of an officer appointed by another officer, by such appointing officer.

SECTION 8. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS.

Unless otherwise directed by the Board of Directors, the Chief Executive Officer or President or any officer of the Corporation authorized by the Chief Executive Officer or President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other Corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.

ARTICLE V.

STOCK

SECTION 1. CERTIFICATES OF STOCK.

The shares of the Corporation’s stock may be certificated or uncertificated, as provided in the DGCL, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by the stockholder. Any certificates issued to any stockholder of the Corporation shall be signed by, or in the name of the Corporation by, the Chief Executive Officer, President or a Vice President, and by the Secretary or an Assistant Secretary, Treasurer or an Assistant Treasurer, certifying the number of shares owned by the stockholder. Any or all of the signatures on the certificate may be by facsimile. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, then the certificate is nevertheless valid. Any certificates issued to any stockholder of the Corporation shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Delaware, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s Certificate of Incorporation, these bylaws, any agreement among stockholders or any agreement between stockholders and the Corporation.

SECTION 2. TRANSFERS OF STOCK.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the stockholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books. Upon surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the Corporation.

Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

SECTION 3. RECORD DATE.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 4. LOST, STOLEN OR DESTROYED CERTIFICATES.

In the event of the loss, theft or destruction of any certificate of stock, the Corporation may issue (i) a new certificate or certificates of stock, or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

SECTION 5. REGULATIONS.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI.

NOTICES

SECTION 1. NOTICES.

Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, recognized overnight delivery service or by sending such notice by facsimile, receipt acknowledged, or by prepaid telegram or mailgram or by electronic transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice. Notice to directors may also be given by overnight courier, telephone, form of electronic transmission or as may otherwise be permitted by these bylaws. Notice to a stockholder may also be given by a form of electronic transmission consented to by the stockholder. Notice by overnight courier will be deemed to be given one business day after being dispatched; notice by telephone will be deemed to be given when given personally; notice by facsimile telecommunication will be deemed to be given when directed to a number at which the director or stockholder has consented to receive notice; notice by electronic mail will be deemed to be given when directed to an electronic mail address at which the director or stockholder has consented to receive notice; notice by posting on an electronic network, together with separate notice to the director or stockholder of such specific posting, will be deemed to be given upon the later of (a) such posting, and (b) the giving of such separate notice; and notice by any other form of electronic transmission will be deemed to be given when directed to the director or stockholder.

SECTION 2. WAIVER OF NOTICE.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation, or these bylaws, a waiver thereof, in writing or by electronic transmission, from the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any waiver of notice unless so required by the Certificate of Incorporation or these bylaws.

ARTICLE VII.

MISCELLANEOUS

SECTION 1. FACSIMILE SIGNATURES.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

SECTION 2. CORPORATE SEAL.

The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 3. RELIANCE UPON BOOKS, REPORTS AND RECORDS.

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 4. FISCAL YEAR.

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

SECTION 5. TIME PERIODS.

In applying any provision of these bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

SECTION 6. INSURANCE.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any of its affiliates or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL.

SECTION 7. INDEMNIFICATION.

The Corporation shall indemnify its directors and officers to the fullest extent permitted by the DGCL and may, if and to the extent authorized by the Board of Directors, so indemnify any other person whom it has the power to indemnify against any expense, liability or other matter whatsoever.

SECTION 8. ADDITIONAL INDEMNIFICATION RIGHTS

The rights of indemnification provided for in the above Section 7 shall be in addition to any rights to which any such director, officer or employee may be entitled under any agreement, vote of stockholders, the Certificate of Incorporation, or as a matter of law or otherwise.

ARTICLE VIII.

AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend and repeal these bylaws subject to the power of the holders of voting stock of the Corporation to alter, amend or repeal these bylaws. Notwithstanding any other provision of these bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these bylaws or the Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to make, alter, amend or repeal any provision of these bylaws.